UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2019
AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amneal Pharmaceuticals, Inc. (the “Company”) has named Chirag and Chintu Patel, co-founders of the Company and Co-Chairmen of the Board of Directors (the “Board”), as Co-Chief Executive Officers, appointed Chirag Patel as President, and appointed Paul M. Meister, Chief Executive Officer of Liberty Lane Partners, LLC, to the Board and as Chairman of the Board. Messrs. Patel each stepped down as Co-Chairman of the Board in connection with their appointment, but will continue to serve as directors. The leadership transition follows the resignations of Robert Stewart from his positions as President and Chief Executive Officer and as a director, Paul M. Bisaro from his position as Executive Chairman and as a director and each of Robert L. Burr, Dharmendra “DJ” Rama and Janet S. Vergis as directors. None of the resignations were based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board’s Nominating and Corporate Governance Committee has retained Korn Ferry, a nationally-recognized executive search firm, to assist in the process of identifying independent candidates for the vacated Board seats. Specifics regarding the various aspects of the leadership transition are discussed in greater detail below.
Appointment of New Co-Chief Executive Officers and President
On August 3, 2019, the Board appointed Messrs. Chirag Patel and Chintu Patel as Co-Chief Executive Officers and Chirag Patel as President, effectively immediately. In connection with their service in these roles, Messrs. Patel requested and the Board approved that they both receive an annual salary of $1.00. In addition, neither will receive any annual incentive compensation or any long-term incentive compensation. Messrs. Patel will however be eligible to participate in the Company’s health and welfare benefits offered to all full-time employees. Messrs. Patel also resigned as Co-Chairmen of the Board. While Messrs. Patel will continue to serve as directors, following their appointment as executives, Messrs. Patel will no longer be entitled to any separate compensation in respect of their service on the Board.
Mr. Chirag Patel, 52, had served as a Co-Chairman of the Board since May 4, 2018, and previously was the Co-Founder of Amneal Pharmaceuticals LLC (“Amneal”) and served as Co-Chairman and Co-Chief Executive Officer of Amneal from 2005 to October 4, 2017. Mr. Patel received his bachelor’s degree in commerce from H.A. College of Commerce, India and his BS in business administration from New Jersey City University. He also holds an honorary doctorate degree from New Jersey City University. With his brother, Chintu Patel, Mr. Patel built a group of independent companies engaged in the development of healthcare technologies and products, including Adello (engaged in the development of biosimilar pharmaceutical products), AmDerma (engaged in the development of dermatological products), Asana (an early stage drug discovery and R&D company focusing on several therapeutic areas, including oncology, pain and inflammation), Kashiv (engaged in the development of pharmaceutical products) and Prolong (an early stage biotechnology company focused on new branded hematology and oncology products). Mr. Patel serves on the management boards of each of these companies. Mr. Patel also serves on the boards of the Association for Accessible Medicines® (formerly Generic Pharmaceutical Association), Liberty Science Center®, the Art of Living Foundation®, New Jersey City University Foundation and the Family Reach®Foundation, and is a recipient of the Ernst & Young National Entrepreneur of the Year Life Sciences Award.
Mr. Chintu Patel, 47, had served as a Co-Chairman of the Board since May 4, 2018, and previously was the Co- of Amneal and served as Co-Chairman and Co-Chief Executive Officer of Amneal from 2002 until October 4, 2017. Mr. Patel holds a bachelor’s degree in pharmacy from Rutgers College of Pharmacy. With his brother, Chirag Patel, Mr. Patel built a group of independent companies engaged in the development of healthcare technologies and products, including Adello Biologics, LLC (engaged in the development of biosimilar pharmaceutical products), AmDerma Pharmaceuticals, LLC (engaged in the development of dermatological products), Asana Biosciences, LLC (an early stage drug discovery and R&D company focusing on several therapeutic areas, including oncology, pain and inflammation), Kashiv (engaged in the development of pharmaceutical products) and Prolong Pharmaceuticals LLC (an early stage biotechnology company focused on new branded hematology and oncology products). Mr. Patel serves on the management boards of each of these companies. Mr. Patel served as Chief Executive Officer of Kashiv from January 2019 to July 2019. Mr. Patel also serves on the boards of the Long Island Association and the Make-a-Wish Foundation®, and is a recipient of the Ernst & Young National Entrepreneur of the Year Life Sciences Award.
A discussion of certain related party transactions involving Messrs. Patel is included at the end of this Item 5.02.
Appointment of New Director and Chairman of the Board
On August 2, 2019, the Board appointed Paul M. Meister as a director, effective immediately. Mr. Meister will serve on the Board until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified. The Board affirmatively determined that Mr. Meister is independent under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Board also appointed Mr. Meister as Chairman of the Board on August 3, 2019, effectively immediately.
Mr. Meister is co-founder, and since 2008, Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries, and Perspecta Trust, which provides both trust and investment services. From 2014 to 2018, Mr. Meister was President of MacAndrews & Forbes Incorporated, a private company that owns or controls a diverse set of businesses, including: Revlon, Scientific Games, Harlan Clarke Holdings Corp., vTv Therapeutics LLC, SIGA Technologies, and AM General. During 2018, Mr. Meister also served, on an interim basis, as Executive Vice Chairman of Revlon, Inc. a leading beauty products company, and acted as Revlon’s principal executive officer. From 2010 to 2014, Mr. Meister served as Chairman and CEO of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. Mr. Meister was Chairman of Thermo Fisher Scientific, Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously Vice Chairman of Fisher Scientific International, Inc., a predecessor of Thermo Fisher Scientific, Inc., from 2001 to 2006, and Chief Financial Officer of Fisher Scientific International, Inc. from 1991 to 2001. Earlier in his career, Mr. Meister served in a number of executive leadership positions at Wheelabrator Technologies Inc., The Henley Group Inc., and AlliedSignal Inc. (now Honeywell International, Inc.). He began his career with Ford Motor Company. Mr. Meister holds a bachelor of arts degree from the University of Michigan and a master of business administration from Northwestern University. He currently serves as a director on the boards of Aptiv PLC, Quanterix Corporation and Scientific Games Corporation.
Mr. Meister will participate in all non-employee director compensation and benefit programs in which the Company’s other non-employee directors participate pursuant to the Company’s Non-Employee Director Compensation Policy, which is described in the proxy statement the Company filed for the 2019 Annual Meeting of Stockholders, including an initial award of stock options with a target fair value of $184,250 and an initial award of restricted stock units with a target fair value of $90,750, each as of the date of appointment to the Board. Mr. Meister was designated for appointment to the Board by the group who, together with their affiliates and certain assignees, owned Amneal prior to its combination with Impax Laboratories, Inc. (the “Amneal Group”) pursuant to the Amneal Group’s right under the stockholders agreement between the Company and the Amneal Group to designate a director to fill the vacancy created by the departure of a director previously designated by the Amneal Group.
There are no related party transactions involving Mr. Meister and the Company.
Executive Officer and Director Departures
On August 2, 2019, Mr. Stewart resigned as the Company’s President and Chief Executive Officer and as a member of the Board, effective immediately. Following his resignation, Mr. Stewart will serve as an advisor to the Company to assist in transitional matters through November 2, 2019. In connection with his resignation, which will be treated as a termination of Mr. Stewart’s employment by the Company without cause, Mr. Stewart will be entitled to certain salary continuation and other severance benefits in accordance with the terms of Mr. Stewart’s employment agreement. In consideration for Mr. Stewart providing transition services to the Company through November 2, 2019 and for extending the non-solicitation and non-competition provisions of Mr. Stewart’s employment agreement, Mr. Stewart will be eligible to receive an additional $1 million, payable in monthly installments during the 24-month period following his termination.
On August 2, 2019, Paul M. Bisaro resigned as the Company’s Executive Chairman and as a director. In connection with Mr. Bisaro’s resignation as Executive Chairman, the Board waived the requirement under Mr. Bisaro’s employment agreement that Mr. Bisaro provide written notice to the Board at least 60 days prior to the effective date of his resignation without good reason. As a result, Mr. Bisaro’s resignation was immediately effective.
On August 2, 2019, Robert L. Burr, Dharmendra “DJ” Rama (who had previously been designated by the Amneal Group) and Janet S. Vergis resigned as directors, in each case effective immediately.
None of the foregoing resignations were based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
In addition, on August 2, 2019, the Second Amended and Restated Stockholders Agreement dated as of December 16, 2017, by and among Amneal Pharmaceuticals Holding Company, LLC, AP Class D Member, LLC, AP Class E Member, LLC, AH PPU Management, LLC and the Company was amended make certain changes to accommodate the leadership transition described above.
Related Party Transactions
Set forth below is certain information regarding related party transactions involving Messrs. Chirag and Chintu Patel.

Kanan, LLC
Kanan, LLC (“Kanan”) is an independent real estate company that owns the Amneal manufacturing facilities located at 65 Readington Road, Branchburg, New Jersey, 131 Chambers Brook Road, Branchburg, New Jersey and 1 New England Avenue, Piscataway, New Jersey. Amneal leases these facilities from Kanan under two separate triple-net lease agreements that expire in 2027 and 2031, respectively, at an annual rental cost of approximately $2 million combined, subject to CPI rent escalation adjustments as provided in the lease agreements. Rent expense paid to the related party for the six months ended June 30, 2019 was $1 million. Rent expense paid to the related party for the year ended December 31, 2018 was $2 million.
Messrs. Patel beneficially own, through certain revocable trusts, 28% in the aggregate of the equity securities of Kanan. In addition, each of Chintu Patel and Chirag Patel is a manager of Kanan.
AmDerma Pharmaceuticals, LLC and Asana Biosciences, LLC
AmDerma Pharmaceuticals, LLC (“AmDerma”) is an independent company engaged in the research and development of dermatological products with one product in development for the treatment of psoriasis. Asana Biosciences, LLC (“Asana”) is an early stage drug discovery and research and development company focusing on several therapeutic areas, including oncology, pain and inflammation. Amneal provided research and development services to Asana under a development and manufacturing agreement, including development and manufacturing services to Asana with respect to products owned by AmDerma, which is managed by Asana. The total amount of income earned from this arrangement for the six months ended June 30, 2019 was $1.4 million. At June 30, 2019, receivables of approximately $1 million were due from the related party for research and development related services. Amneal received $0.2 million form AmDerma during fiscal year ended December 31, 2018 for services provided pursuant to the arrangement with Asana, a portion of which related to Amneal’s work in connection with AmDerma’s product.
Messrs. Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 37% in the aggregate of the outstanding equity securities of AmDerma. Messrs. Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 47% in the aggregate of the outstanding equity securities of Asana. In addition, each of Chintu Patel and Chirag Patel is a manager of AmDerma and Asana.
Industrial Real Estate Holdings NY, LLC
Industrial Real Estate Holdings NY, LLC (“IRE”) is an independent real estate management entity which, among other activities, is the landlord of Amneal’s leased manufacturing facility located at 75 Adams Avenue, Hauppauge, New York. The lease expires in March 2021. Rent expense paid to the related party for the six months ended June 30, 2019 was $0.6 million. Rent expense paid to the related party for the year ended December 31, 2018 was $1 million.
Messrs. Patel beneficially own, directly and through certain revocable trusts for the benefit of their immediate families, 23.5% in the aggregate of the outstanding equity securities of IRE. In addition, each of Chintu Patel and Chirag Patel is a manager of IRE.
Kashiv BioSciences LLC
Kashiv BioSciences, LLC ("Kashiv") is an independent contract development organization focused primarily on the development of 505(b) (2) NDA products. Amneal has various business agreements with Kashiv.
In May 2013, Amneal entered into a sublease agreement with Kashiv for a portion of one of its research and development facilities. The sublease automatically renews annually if not terminated and has an annual base rent of $2 million. On January 15, 2018, Amneal and Kashiv entered into an Assignment and Assumption of Lease Agreement. The lease was assigned to Kashiv, and Amneal was relieved of all obligations. Rental income from the related party sublease for the six months ending June 30, 2019 was less than $0.1 million. Rental income from the related party sublease for the year ended December 31, 2018 was $0.4 million. At December 31, 2018, $0.6 million of receivables were due.
Amneal has also entered into various development and commercialization arrangements with Kashiv to collaborate on the development and commercialization of certain generic pharmaceutical products. The total reimbursable expenses associated with these arrangements for the six month period ended June 30, 2019 was $3 million (none in 2018). Kashiv receives a percentage of net profits with respect to Amneal’s sales of these products. The total profit share paid to Kashiv for the six months ended June 30, 2019 was $1 million. The total profit share paid to Kashiv for the year ended December 31, 2018 was $4 million. At June 30, 2019 and December 31, 2018 payables of approximately $3 million and $0.8 million, respectively, were due to the related party for royalty-related transactions.

In June 2017, Amneal and Kashiv entered a product acquisition and royalty stream purchase agreement. The aggregate purchase price was $25 million on the closing, which has been paid, plus two potential future $5 million earn outs related to the Estradiol Product. The contingent earn outs were to be recorded in the period in which they are earned. The first and second $5 million earn outs were recognized in March 2018 and June 2018, respectively, as an increase to the cost of the Estradiol product intangible asset and amortized on a straight-line basis over the remaining life of the Estradiol intangible asset. The first earn out was paid in July 2018 and the second earn out was paid in September 2018.
Pursuant to a product development agreement, Amneal and Kashiv agreed to collaborate on the development and commercialization of Oxycodone HCI ER Oral Tablets. Under the agreement, this product is owned by Kashiv, with Amneal acting as the exclusive marketing partner and as Kashiv’s agent for filing the product ANDA. Under the agreement, Amneal was also responsible for assuming control of and managing all aspects of the patent litigation arising from the filing of the ANDA, including selecting counsel and settling such proceeding (subject to Kashiv’s consent). In December 2017, Amneal and Kashiv terminated the product development agreement and pursuant to the termination and settlement of the agreement, Kashiv agreed to pay Amneal $8 million, an amount equal to the legal costs incurred by Amneal related to the defense of the ANDA. The cash payment was received in February 2018.
Pursuant to a product development agreement, Amneal and Kashiv agreed to collaborate on the development and commercialization of Levothyroxine Sodium. Under the agreement, the IP and Abbreviated New Drug Application for this product is owned by Amneal and Kashiv is to receive a profit share for all sales of the product made by Amneal. Amneal is precluded from selling the product made by Kashiv during the term of the license and supply agreement with Jerome Stevens Pharmaceuticals, Inc. Under the terms of the amended agreement with Kashiv, Amneal paid $2 million in July 2019 and may be required to pay up to an additional $18 million upon certain regulatory milestones being met. At June 30, 2019, the Company recorded a $2 million payable to the related party and the cost was recognized as R&D expense to compensate Kashiv for costs incurred to develop the product.
Messrs. Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 43.875% in the aggregate of the outstanding equity securities of Kashiv. In addition, each of Chirag Patel and Chirag Patel is a manager of Kashiv. Chintu Patel is the former Chief Executive Officer of Kashiv.
Adello Biologics, LLC
Adello Biologics, LLC (“Adello”) is an independent clinical stage company engaged in the development of biosimilar pharmaceutical products. Am and Adello are parties to a master services agreement pursuant to which, from time to time, Amneal provides human resources and product quality assurance services on behalf of Adello. The parties are also party to a license agreement for parking spaces in Piscataway, NJ. The total amount of income received from Adello from these agreements was less than $0.1 million for the six months ended June 30, 2019. The total amount of net expense received from Adello from these agreements for the year ended December 31, 2018 was $0.2 million.
In March 2017, Amneal entered into a product development agreement with Adello. The collaboration extended the remaining development process to Adello for a complex generic product, while Amneal retained its commercial rights upon approval. Pursuant to the agreement, Adello paid Amneal $10 million for reimbursement of past development costs, which Amneal deferred as a liability and will pay royalties upon commercialization.
In October 2017, Amneal and Adello terminated their product development agreement pursuant to which Amneal and Adello had been collaborating to develop and commercialize Glatiramer Acetate products. Pursuant to the termination agreement, Amneal owed Adello $11 million for the up-front payment plus interest. This amount was paid in January 2018.
On October 1, 2017, Amneal and Adello entered into a license and commercialization agreement pursuant to which the parties have agreed to cooperate with respect to certain development activities in connection with two biologic pharmaceutical products. In addition, under the agreement, Adello has appointed Amneal as its exclusive marketing partner for such products in the United States. In connection with the agreement, Amneal paid an upfront amount of $2 million in October 2017 which was recorded within research and development expenses. The agreement also provides for potential future milestone payments to Adello.
In October 2017, Amneal purchased a building from Adello in Ireland to further support its inhalation dosage form. Amneal issued a promissory note for 13 million euros ($15 million based on exchange rate as of December 31, 2017) which accrues interest at a rate of 2% per annum, due on or before July 1, 2019. The promissory note was paid in full in the second quarter of 2018.
Messrs. Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 45.5% in the aggregate of the outstanding equity securities of Adello. In addition, each of Chintu Patel and Chirag Patel is a manager of Adello.

PharmaSophia, LLC
PharmaSophia, LLC (“PharmaSophia”) is a joint venture formed by Nava Pharma, LLC (“Nava”) and Oakwood Laboratories, LLC for the purpose of developing certain products. Currently PharmaSophia is actively developing two injectable products. PharmaSophia and Nava are parties to a research and development agreement pursuant to which Nava provides research and development services to PharmaSophia. Nava subcontracted this obligation to Amneal, entering into a subcontract research and development services agreement pursuant to which Amneal provides research and development services to Nava in connection with the products being developed by PharmaSophia. The total amount of income earned from these agreements for the six months ended June 30, 2019 was $0.6 million. The total amount of income earned from these agreements for the year ended December 31, 2018 was $0.7 million. At June 30, 2019 and December 31, 2018 receivables of $0.7 million and $0.1 million, respectively, were due from the related party.
Messrs. Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 37.5% in the aggregate of the outstanding equity securities of Nava. Nava beneficially owns 50% of the outstanding equity securities of PharmaSophia. In addition, each of Chintu Patel and Chirag Patel is a manager of Nava.
Gemini Laboratories, LLC
Prior to the Company's acquisition of Gemini Laboratories, LLC (“Gemini”) in May 2018, Amneal and Gemini were parties to various agreements. Total gross profit earned from the sale of inventory to Gemini for the year ended December 31, 2018 (through the date of acquisition) was $0.1 million. The total profit share paid by Gemini for the year ended December 31, 2018 (through the date of acquisition) was $5 million.
At the time of the Company’s acquisition of Gemini, certain members of Chirag Patel’s and Chintu Patel’s immediate families beneficially owned, indirectly through limited liability companies, 46% in the aggregate of the outstanding equity securities of Gemini.
Letter Agreement with Amneal, Credit Suisse AG, Chirag Patel and Priti Patel
On June 10, 2019, the Company and Amneal entered into a letter agreement with Chirag Patel, his spouse Priti Patel and two trusts they control (collectively, the “Borrowers”) and Credit Suisse AG (“Credit Suisse”) in which the Company and Amneal agreed to certain undertakings and made certain representations to facilitate pledges covering initially 21,269,420 units of Amneal pledged by the two trusts, and an equal number of shares of the Company’s Class B Common Stock, to secure any of the Borrowers’ obligations under a loan agreement between Credit Suisse and the Borrowers (which the Company and Amneal are not parties to).
Employment and Shareholder Arrangements with Immediate Family Members
Vikrant Patel, a brother-in-law of Chirag and Chintu Patel, was for a portion of 2018 employed by us as Senior Director, Information Technology. During the fiscal year ended December 31, 2018, Mr. Vikrant Patel had total compensation of approximately $234,021, a portion of which was severance pay.
Kanubhai Patel, Chirag and Chintu Patel’s father, is employed by the Company as the Chairman of Amneal Pharmaceuticals India Private Limited (“Amneal India”). During the fiscal year ended December 31, 2018, Mr. Kanubhai Patel had total compensation of approximately $400,812.
Bindu Patel, a sister of Chirag and Chintu Patel, is employed by the Company as a manager in the information technology department. During the fiscal year ended December 31, 2018, Ms. Bindu Patel had total compensation of approximately $121,646.
In exchange for certain ownership rights in and services provided to Amneal’s Indian business, Kanubhai Patel, Sureshbhai Patel and Nikunj Patel (Chirag and Chintu Patel’s father, uncle and cousin, respectively) received approximately $6.6 million, $825,000, and $4.1 million respectively in cash during the fiscal year ended December 31, 2018.
Kanubhai Patel, Bindu Patel and Vikrant Patel (Chirag and Chintu Patel’s father, sister and brother-in-law, respectively) were holders of profit participation units in Amneal. In connection with the combination of Amneal and Impax Laboratories, Inc., they received approximately $3.8 million, $0.3 million, and $0.3 million respectively in cash and shares of the Company during the fiscal year ended December 31, 2018.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 3, 2019 the Board approved amendments to the Company’s Bylaws (as amended and restated, the “Bylaws”) that became effective immediately. The description of the amendments to the Bylaws below is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference. The amendments:

1.
make changes throughout the Bylaws to accommodate the leadership transition described above and provide flexibility with respect to these structures, and remove language that treats the Chairman of the Board as an officer position;

2.
amend Section 16 of the Bylaws to clarify that the questionnaires required of all director nominees include the Company’s standard D&O questionnaires and any other questionnaires the Company determines are necessary or advisable to assess whether a nominee meets the Board’s director qualifications;

3.	remove language establishing Chief Operating Officer as an officer position;

4.	remove legacy language addressing the line of succession for certain senior officer positions; and

5.	include certain other immaterial changes.
Item 7.01    Regulation FD Disclosure
A copy of the Company’s press release regarding the matters described above has been furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Amneal Pharmaceuticals, Inc., amended as of August 3, 2019
99.1	Press Release dated August 5, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2019	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Todd P. Branning
	Name:	Todd P. Branning
	Title:	Senior Vice President and Chief Financial Officer